Exhibit 4.1
ACADIA NATIONAL HEALTH SYSTEMS, INC.

Convertible Debenture

     THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH

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TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.


ACADIA NATIONAL HEALTH SYSTEMS, INC.
A Colorado Corporation

November 1,1999
NO.__


ACADIA NATIONAL HEALTH SYSTEMS, INC., a Colorado corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of------------------------- on ------------ (the "Due Date"), (unless this Debenture shall have been sooner called for redemption as herein provided), upon presentation of this Debenture, ----------------------- ($--------.--) (the ("Principal Amount") and to pay interest on the Principal Amount at the rate of fourteen percent (14%) per annum as provided herein.

The Corporation covenants, promises and agrees as follows:

1. Interest. Interest shall accrue on the Principal Amount and shall be payable on the Due Date except as provided below.

2. Conversion

2.1. Subject to the provisions below, the holder of this Debenture shall have the right, at such holder's option, to convert all, but not less than all, of this Debenture into such number of fully paid and non-assessable Common Shares of the Corporation as shall be provided as follows.

Provided the merger of MedLecture.com, Inc., a Maine corporation ("Disappearing Corporation"), with and into WorldLecture.com, Inc., a subsidiary of the corporation (the "Surviving Corporation"), as more fully described in a Binding Letter of Intent dated September 29, 1999 by and between the Disappearing Corporation, the Surviving Corporation and the Corporation, as the same may be amended or extended from time to time, receipt of a copy of which is hereby acknowledged by the holder, is consummated on or before the Due Date, the holder of this Debenture shall have the privilege to convert this Debenture into Common Voting shares of the Corporation at a purchase price of eighty percent (80%) of the offering price for the shares of the corporation as of October 7, 1999; provided, however, that the conversion privilege set forth above shall only arise in the event that the Corporation authorizes and approves of such conversion. If the above-described merger is consummated, the conversion is approved by the Corporation, and if the conversion privilege is exercised by the holder on the effective date of the merger between MedLecture.com, Inc. and WorldLecture.com, Inc. (said date being the date that the merger is approved by both the states of Maine and Colorado), the principal and all accrued interest under the Debenture shall be used to purchase the Corporation's Common Voting Stock, and all balances due under this Debenture shall be deemed to be paid in full upon the issuance to the holder of the appropriate denomination of the Corporation's Common Voting Stock. Notwithstanding the foregoing, in the event that the merger is not consummated, and/or the Corporation does not approve of the conversion, and/or the conversion privilege is not exercised on the effective date of the merger between MedLecture.com, Inc. and WorldLecture.com, Inc. (said date being the date that the merger is approved by both the states of Maine and Colorado), the holder's conversion privilege shall be null and void ab initio, and the holder shall receive the principal balance due under the Debenture, plus all

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accrued interest, up to the date of payment.

2.2. The holder of this Debenture may exercise the conversion right provided in this Section 2 by giving written notice (the "Conversion Notice") to the Corporation of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the Common Shares are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Debenture. The number of Common Shares that shall be issuable upon conversion of the Debenture is set forth above at Section 2.1 and determined in accordance with Section 3 in effect on the date the Conversion Notice is given; provided, however, that in the event that this Debenture shall have been partially rendered, Common Shares shall be issued pro rata, rounded to the nearest whole share.

2.3. Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within ten (10) business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefore or by U.S. registered mail, return receipt requested, to the address designated by the holder of this Debenture in the Conversion Notice, a stock certificate or stock certificates of the Corporation representing the number of Common Shares to which such holder is entitled, which shall be equivalent to the principal and accrued interest up to and including the Conversion Date, rounded to the next whole share.

3. Conversion Ratio.

3.1. On the date hereof, the Conversion Ratio shall be set forth as more particularly described at Section 2.1, provided, however, that the Conversion Ratio shall be subject to adjustment in accordance with and at the times provided in this Section 3.

3.2. If the Corporation shall pay a dividend in share of its Common Shares, subdivide (split) its outstanding Common Shares, combine (reverse split) its outstanding Common Shares, issue by reclassification of its Common Shares any shares or other securities of the Corporation, or distribute to holders of its Common Shares any securities of the Corporation or of another entity, the number of Common Shares or other securities the holder hereof is entitled to receive through conversion pursuant to this Debenture immediately prior thereto shall be adjusted so that the holder shall be entitled to receive upon or subsequent to conversion the number of Common Shares or other securities which he or she would have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event, and the conversion price per share shall be correspondingly adjusted; provided however, that no adjustment in the number of shares and/or the conversion price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 3.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

An adjustment made pursuant to this Section 3.2 shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If the Corporation is consolidated or merged with or into another corporation or if

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all or substantially all of its assets are conveyed to another corporation, this Debenture shall thereafter be convertible for the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of Common Shares of the which could have been subscribed on the conversion of this Debenture immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest: thereafter of the holder of this Debenture to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Common Shares the holder of this Debenture is entitled to through conversion) shall thereafter be applicable, as nearly as possible, in relation to any Common Shares or other securities or other property thereafter deliverable upon the conversion of this Debenture.

3.3. Notice of Adjustment. Whenever the Conversion Ratio shall be adjusted as provided in Section 3 hereof, the Corporation shall prepare and send to the holder of this Debenture a statement, signed by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment.

3.4. Notice of Adjustment Events: In the event the Corporation shall propose to take any action of the types described in Section 3 hereof Corporation shall give notice to the holder of this Debenture, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall be given on or prior to the earlier of five (5) business days prior to the record date or the date, which such action shall be taken. Such notice shall also set forth such facts with respect hereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Debenture. Failure to give notice in accordance with this Section 3.4 shall not render such action ultra vires, illegal or invalid.

3.5. Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of Common Shares of the Corporation upon conversion; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares.

3.6. Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, un-issued or treasury Common Shares sufficient to affect the conversion of this Debenture.

4. Redemption

4.1. This Debenture is subject to redemption at the option of the Corporation in whole or in part prior to the Due Date at any time and from time to time without penalty or premium. The Corporation may exercise its right to redeem this Debenture prior to maturity by giving notice (the "Redemption Notice") thereof to the holder of this Debenture as it appears on the books of the Corporation, which notice shall specify the terms of redemption (including the place at which the holder of the Debenture may obtain payment), the principal amount of the Debenture to be redeemed (the "Redemption Amount") and shall fix a date for redemption (the "Redemption Date"), which date shall not be less

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than 30 (thirty) days nor more than 45 (forty-five) days after the date of the
Redemption Notice.

4.2. On the Redemption Date, the Corporation shall pay all accrued and
unpaid   interest on the Debenture up to and including the Redemption Date and shall pay to the holder hereof a dollar amount equal to the Redemption Amount.

5.1. The entire unpaid and unredeemed balance of the Principal Amount and all Interest accrued and unpaid on this Debenture shall, at the election of the holder, be and become immediately due and payable upon the occurrence of any of the following events (a "Default Event"):

     (a) The non-payment by the Corporation when due of principal and interest or of any other payment as provided in this Debenture or with respect to any other Debenture issued by the Corporation.

     (b) If the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute, or (v) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable.

     (c) Any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon conversion of this Debenture.

5.2. Each right, power or remedy of the holder hereof upon the occurrence of any Default Event as provided for in this Debenture or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the holder hereof of any or all such other rights, powers or remedies.

6. Fair Market Value. The term Fair Market Value used in this Debenture with respect to assets or property received by the Corporation shall be the fair market value, regardless of any prior accounting treatment, of such assets or property, determined by the Board of Directors of the Corporation, which determination shall be final, conclusive and binding. If the Board of Directors shall be unable to agree as to such fair market value, the fair market value shall be determined by the independent certified public accountant at that time retained by the Corporation to audit its books and records, and a determination by such independent certified public accountant shall be final, conclusive and binding or, if there be none, or if such accountant shall refuse or be unable to make such a determination then the sole issue of fair market value shall be submitted to and settled by binding arbitration under and pursuant to the rules and regulations of the American Arbitration Association, and the decision or award of the arbitrator or arbitrators in such arbitration shall be final, conclusive and binding and a final judgment may be entered thereon by any court of competent jurisdiction.

7. Failure to Act and Waiver. No failure or delay by the holder hereof to insist upon the strict performance of any term of this Debenture or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture; the holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture or to declare a default for failure to affect such payment of any such other amount.

The failure of the holder of this Debenture to give notice of any failure or breach of the Corporation under this Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

8. Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Debenture may be brought in any appropriate court in the State of Maine, including the United States District Court for the District of Maine, or in any other court having jurisdiction over the subject matter, all at the sole election of the holder hereof, and by the issuance and execution of this Debenture the Corporation irrevocably consents to the jurisdiction of each such court.

9. Transfer. This Debenture shall be transferred on the books of the Corporation only by the registered holder hereof or by his/her attorney duly authorized in writing or by delivery to the Corporation of a duly executed assignment substantially in the form attached hereto as Exhibit A. The Corporation shall be entitled to treat any holder of record of the Debenture as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Debenture in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maine.

10. Notices. All notices and communications under this Debenture shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefore or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Corporation, to:

Acadia National Health Systems, Inc.
415 Rodman Road
Auburn, Maine 04210

and, if to the holder of this Debenture, to the address of such holder as it appears in the books of the Corporation. Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

11. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the laws of the State of Maine or, where applicable, the laws of the United States.

IN WITNESS WHEREOF, the Corporation has caused this Debenture to be duly executed under its corporate seal.

ATTEST:                                  ACADIA NATIONAL HEALTH SYSTEMS, INC.


------------------------------------     By: --------------------------------
MARGARET M. HEATH, Secretary                 JOHN RADEN, President


Exhibit A

                              ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby assigns to   .    the
------------------------- - year 14% Convertible Debenture of ACADIA NATIONAL HEALTH SYSTEMS, INC., NO.------- and hereby irrevocably appoints American Securities Transfer, Inc., Attorney, to transfer said debenture on the books of the within named corporation, with full power of substitution in the premises.

WITNESS my hand and seal this ---------- day of   , 19-------.


          --------------------------------------
(SEAL)
          --------------------------------------

(SEAL)
WITNESS:

--------------------------

CONVERSION NOTICE

Pursuant to Item 2, Section 2.2 of the Acadia National Health Systems, Inc. Convertible Debenture dated --------------, 1999 (the "Debenture") payable to the undersigned, the undersigned hereby exercises his/her conversion right effective as of the effective date of the merger of MedLecture.com LLC with and into WorldLecture.com,.Inc., provided that all other preconditions to the conversion as specified in the Debenture take place. The undersigned hereby gives written notice to Acadia National Health Systems, Inc. (the "Company") of the exercise of the undersigned's conversion right and directs the Company to issue a Stock Certificate(s) for the Common Shares of the Company as provided in the above-described Debenture to the undersigned. The Stock
Certificate(s) shall    be delivered to the undersigned at
--------------------------------------------------------  [fill in address].

The above-described Debenture is attached to his Conversion Notice.

In Witness Whereof, the undersigned has hereunto set his/her hand and seal effective this ------ day of ----------------------------, 1999.

---------------------------------------------

Print Name: ---------------------------------


Subscription Agreement

     The undersigned, ---------------------------------------- hereby subscribes to a --------------------------------------- and 00/100 Dollars
($--------------), Fourteen Percent (14%) Convertible Debenture from Acadia National Health Systems, Inc., a Colorado Corporation with a place of business in Auburn, Maine, its successors and assigns (the "Company"), in accordance with the terms and conditions of the offering made by the Company pursuant to the exemptions from registration afforded by Rule 504 of the Securities Act of 1933 (the "Act"). This Subscription Agreement (the "Agreement") may be rejected in whole or in part by the Company. The Undersigned hereby tenders

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his or her personal, certified, bank cashier's or treasurer's check made payable to the order of Acadia National Health Systems, Inc. in the amount of ---------------------------------------------------------------------- and
00/100 Dollars ($------------------------) will be delivered  to the undersigned promptly after the successful completion of the Offering.  A
Form Debenture is attached hereto. To the extent that the attached Debenture differs from any previous Debenture disclosed to the undersigned, the undersigned acknowledges that the attached Debenture supersedes the previous Debenture and represents the form of Debenture that the undersigned will receive from the Company.

     1. Purpose of Company. The purpose of the Company is to provide practice management for doctors' offices, foster homes, and hospital-based practices. The Company also seeks to diversify its business by having one of its subsidiaries merge with MedLecture.com, Inc., a Maine Corporation, with the Company subsidiary being the surviving company.

     2. Representations and Warranties. The undersigned hereby represents and warrants to the Company, as follows: (i) The undersigned is a United States citizen and is at least twenty-one (21) years of age; (ii) The residence of the undersigned is
--------------------------------------------------------------------------------

------------------, and the undersigned has no present intention of becoming a resident or domiciliary of any other state, country, or jurisdiction; (iii) The undersigned has read and received and is familiar with the  contents of all of the  exhibits  attached hereto;  (iv) The Debenture will be acquired by the  undersigned  for investment only, for the  undersigned's  own account, and not with a view to, or offer for sale or for sale in connection  with the
distribution  or transfer  thereof.   The undersigned has no contract,
undertaking, agreement, or arrangement with any person or entity to sell, hypothecate, pledge, donate, or otherwise transfer (with or without consideration) to any such person or entity the securities to which the undersigned hereby subscribes, and the undersigned has no present plan or intention to enter into any such contracts, undertakings, agreements, or arrangements; (v) The present financial condition of the undersigned is such that he or she is under no present or contemplated future need to dispose of any portion of the securities for which the undersigned hereby subscribes to satisfy any existing or contemplated undertakings, need, or indebtedness.

     3. Acknowledgment of Certain Facts. The undersigned acknowledges his or her awareness and understanding of the following: (i) This Agreement may be rejected in whole or in part by the Company, in its sole and absolute discretion; (ii) No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation or endorsement, of the securities subscribed for; (iii) All instruments, documents, records, and books pertaining to the securities subscribed for have been made available for inspection by the undersigned's attorneys and accountants and by the undersigned.

     4. Acknowledgement of Risks Attendant Upon Investments of this Kind. THE UNDERSIGNED ACKNOWLEDGES THAT HIS/HER/ITS INVESTMENT IN THE COMPANY IS AN INVESTMENT IN A BUSINESS ENDEAVOR AND IS SUBJECT TO THE GENERAL RISKS OF BUSINESS ENDEAVORS. THESE RISKS INCLUDE VARIOUS FACTORS AFFECTING THE INCOME PRODUCING POTENTIAL OF THE ENDEAVOR INCLUDING (A) CHANGES IN GENERAL OR LOCAL

ECONOMIC CONDITIONS; (B) OPERATING EXPENSES OF THE BUSINESS; (C) THE POSSIBILITY OF COMPETITION; (D) GOVERNMENTAL RULES AND FISCAL POLICIES; AND
(E) ACTS OF GOD AND OTHER FACTORS WHICH ARE BEYOND THE CONTROL OF THE COMPANY AND ITS OWNERS. THE COST OF OPERATING THE BUSINESS COULD IN FUTURE YEARS EXCEED ITS OPERATING INCOME. IN SUCH EVENT, THE COMPANY WOULD HAVE TO OBTAIN ADDITIONAL FUNDS TO CONTINUE THE OPERATION OF THE BUSINESS AND TO PREVENT DEFAULT IN THE COMPANY'S OBLIGATIONS TO CREDITORS.

     5. Notice to Purchasers; Non-Registration of Securities. THE UNDERSIGNED ACKNOWLEDGES THAT THE SECURITIES WHICH ARE THE SUBJECT OF THIS SUBSCRIPTION ARE NOT CURRENTLY REGISTERED, THAT THE ISSUER HAS NO INTENTION OF REGISTERING THEM UNDER FEDERAL LAW (THE SECURITIES ACT OF 1933) OR UNDER THE LAW OF ANY STATE, INCLUDING BUT NOT LIMITED TO REGISTERING THE SAME WITH THE SUPERINTENDENT OF BANKING PURSUANT TO THE REVISED MAINE SECURITIES ACT OF THE STATE OF MAINE, AND THAT THIS TRANSACTION OFFERS THE UNDERSIGNED NO MECHANISM BY WHICH TO COMPEL THEIR REGISTRATION, THE SECURITIES HAVING BEEN ISSUED PURSUANT TO THE PROVISIONS OF CERTAIN EXEMPTIONS FROM FEDERAL STATUTORY AND REGULATORY REGISTRATION REQUIREMENTS, AND FROM THE STATE OF MAINE REGISTRATION REQUIREMENTS AND THE REGULATIONS RELATING THERETO. AS SUCH, THIS SECURITY MAY NOT BE TRANSFERRED UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITY LAWS OR UNLESS AN EXEMPTION EXISTS UNDER SUCH LAWS. THE UNDERSIGNED RECOGNIZES THE SPECULATIVE ASPECTS AND THE RISKS OF LOSS ASSOCIATED WITH THIS INVESTMENT, AND REPRESENTS THAT THE SECURITIES SUBSCRIBED FOR HEREIN CONSTITUTE AN INVESTMENT WHICH IS SUITABLE FOR AND CONSISTENT WITH HIS/HER/ITS INVESTMENT PROGRAM, THAT HIS/HER/ITS FINANCIAL POSITION ENABLES HIM/HER/IT TO BEAR THE RISKS OF THIS INVESTMENT, AND THAT HIS/HER/ITS FORESEEABLE INCOME IS SUFFICIENT TO MEET HIS/HER/ITS NEEDS RECOGNIZING THE LACK OF LIQUIDITY
IN THIS INVESTMENT.

     6. Business Sophistication. The undersigned hereby warrants and represents that he/she/it has such knowledge and experience in financial matters and business matters to be capable of evaluating the merits and risks of an investment in the Company.

     7. Company's Reliance. The undersigned understands the significance to the Company of the acknowledgments, representations, and warranties of the undersigned in this Agreement, and the undersigned makes such acknowledgments, representations and warranties with the intention that the Company will rely upon them.

     8. Representations Survive Issuance. The acknowledgments, representations, warranties and agreements in this Agreement shall remain operative and in full force and effect and shall survive the payment for and delivery of the securities subscribed for herein.

     9. No Public Market for Securities. The undersigned is aware that there is no public market for the securities, that it may not be possible to liquidate his/her/its investment in the Company, and that the undersigned may be required to bear the financial risks of this investment for an indefinite period of time.

     10. Opportunity to Pose Questions. The undersigned acknowledges that the Company has made available to him/her/it an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information.

     11. Important Notices. The undersigned hereby acknowledges receipt of the following notices:

     A. The undersigned is not to construe the contents of this Subscription as legal or investment advice. THE UNDERSIGNED SHOULD CONSULT HIS/HER/ITS OWN LEGAL COUNSEL, ACCOUNTANT, OR BUSINESS ADVISOR AS TO THE LEGAL, TAX AND RELATED MATTERS CONCERNING HIS/HER/ITS POSSIBLE INVESTMENT IN THE SECURITIES OFFERED HEREBY. THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     B. The undersigned is free to request from the Company copies of any documents or instruments which the undersigned deems material to his/her/its investment decision.

     C. The undersigned acknowledges that it is his/her/its responsibility to satisfy himself/herself/itself as to the Federal (as well as State and local) tax consequences of purchasing securities by obtaining advice from his/her/its own tax counsel.

     12. Governing Law. This Agreement shall be subject to and be governed by the laws of the State of Maine, and all questions and issues concerning the meaning and intention of the terms of this Agreement, and the validity and performance thereof, shall be adjusted and resolved in accordance with the laws of the State of Maine. All disputes shall be resolved in courts of the State of Maine and in federal courts located in the State of Maine.

     13. Amendment. This Amendment may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived, in whole or in part, except by written instrument signed by the parties hereto which expressly refers to this Agreement.

     14. Accredited Status. The undersigned represents and warrants as follows [check all applicable entries]:

     (a) The undersigned is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your personal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property).

     (b) The undersigned is an individual with income in excess of $200,000 in each of the prior two years and reasonably expects income in excess of $200,000 in the current year.

     (c) The undersigned is an individual who, with his or her spouse, had joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

     (d) The undersigned is a director or executive officer of the Company.

     15. NASD Affiliation. The undersigned is not affiliated or associated, directly or indirectly, with a National Association of Securities Dealers, Inc. ("NASD") member firm or person.

     16. Miscellaneous

(a) Manner in which title is to be held: (check one)

          ___ Individual Ownership
          ___ Joint Tenants with Right of Survivorship
          ___ Tenants in Common
          ___ Other ____________________________________________
                    (describe)

     (b) The undersigned agrees that the undersigned understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof, and further agrees to indemnify and hold harmless the Company, each current and future officer, director, employee, agent, and manager from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned contained herein.

     (c) The undersigned agrees to furnish to the Company or the Agent, if applicable, upon request, such additional information as may be deemed necessary to determine the undersigned's suitability as an investor.

     17. Accuracy. The undersigned hereby affirms, represents, and warrants to the Company and its officers, directors, employees, agents, and managers that the information contained herein is true, correct, accurate and complete and may be relied upon for purposes of determining the availability of an exemption from registration for the offer and sale of the Debentures. Dated this ------- day of - - ----------, 1999.

Subscriber: ---------------------------------------------
Print Name: ---------------------------------------------


Acceptance of Subscription

The Company accepts the subscription of the above-named Subscriber.



Acadia National Health Systems, Inc.



By: -----------------------------------------
Print Name: ---------------------------------
Its: ----------------------------------------